UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2013

GroveWare Technologies Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1006 - 20 Eglinton Ave. W. Toronto, Ontario, Canada M4R 1K8
(Address of principal executive offices)

(416) 644-5111
(Issuer’s telephone number)

______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On February 13, 2013 and July 8, 2013, we entered into Securities Purchase Agreements with Asher Enterprises, Inc. (“Asher”), pursuant to which Asher advanced us $80,000 under 8% Convertible Promissory Notes (the “Notes”).

Pursuant to the terms of the Notes, it is an event of default if we fail to file quarterly or annual reports pursuant to the filing requirements of the Securities Exchange Act of 1934, as amended. We were unable to timely file our Quarterly Report on Form 10-Q for the six month period ended June 30, 2013. Subsequently, we received a notice of default from Asher on August 20, 2013, demanding that we immediately pay $120,000 (the “Default Amount”), represented by 150% of the then outstanding principal balance of the Notes plus default interest.

If we fail to pay the Default Amount within 5 business days, Asher may, among other remedies, convert the Default Amount into shares of our common stock as provided under the terms of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GroveWare Technologies Ltd.

/s/ Hrair Achkarian

Hrair Achkarian
CEO

Date: August 20, 2013

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